Exhibit 99.1

News Release
TransUnion Announces Third Quarter 2024 Results
•Exceeded third quarter 2024 financial guidance for revenue and earnings
•Accelerated revenue growth to 12 percent, driven by U.S. Financial Services, Insurance, Consumer Interactive and International, while executing on technology modernization and transformation program savings
•Voluntarily prepaid $25 million in debt, bringing total prepayments to $105 million in 2024
•Raising 2024 financial guidance, we now expect to deliver 9 percent revenue growth for the year

CHICAGO, October 23, 2024 – TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended September 30, 2024.
Third Quarter 2024 Results
Revenue:
•Total revenue for the quarter was $1,085 million, an increase of 12 percent (12 percent on a constant currency basis), compared with the third quarter of 2023.
Earnings:
•Net income attributable to TransUnion was $68 million for the quarter, compared with a loss of $319 million for the third quarter of 2023. Diluted earnings per share was $0.35, compared with a loss per share of $1.65 in the third quarter of 2023. Net income attributable to TransUnion margin was 6.3 percent, compared with a loss of 32.9 percent in the third quarter of 2023. Our third quarter 2023 net income (loss) attributable to TransUnion, diluted loss per share and net income (loss) attributable to TransUnion margin were impacted by a $414 million non-cash goodwill impairment expense for our United Kingdom reporting unit in the period.
•Adjusted Net Income was $205 million for the quarter, compared with $177 million for the third quarter of 2023. Adjusted Diluted Earnings per Share was $1.04, compared with $0.91 in the third quarter of 2023.
•Adjusted EBITDA was $394 million for the quarter, compared with $356 million for the third quarter of 2023, an increase of 11 percent (11 percent on a constant currency basis). Adjusted EBITDA margin was 36.3 percent, compared with 36.8 percent in the third quarter of 2023.
“In the third quarter, TransUnion exceeded financial guidance,” said Chris Cartwright, President and CEO. “U.S. Markets grew by double-digits against stable market conditions, driven by mortgage strength, improving non-mortgage financial services, accelerating insurance growth and large breach remediation wins. Our International segment delivered double-digit organic constant currency revenue growth across India, Latin America, Asia Pacific and Africa.”
“We continue to progress well against our transformation program. We now expect to capture $85 million of operating expense savings in 2024, driven by strong execution against our operating model optimization to expand our Global Capability Center network. Additionally, our technology modernization is accelerating our pace of innovation with several new capabilities and products launched in the quarter, powered by OneTru.”
“We are raising our 2024 guidance and now expect to deliver 9 percent revenue growth, reflecting third quarter outperformance, stronger mortgage volumes and broad-based strength across the portfolio.”
Third Quarter 2024 Segment Results
U.S. Markets:
U.S. Markets revenue was $848 million, an increase of 12 percent compared with the third quarter of 2023.
•Financial Services revenue was $367 million, an increase of 17 percent compared with the third quarter of 2023.
•Emerging Verticals revenue was $307 million, an increase of 3 percent compared with the third quarter of 2023.

•Consumer Interactive revenue was $174 million, an increase of 21 percent compared with the third quarter of 2023.
Adjusted EBITDA was $320 million, an increase of 9 percent compared with the third quarter of 2023.
International:
International revenue was $242 million, an increase of 11 percent (12 percent on a constant currency basis) compared with the third quarter of 2023.
•Canada revenue was $39 million, an increase of 7 percent (9 percent on a constant currency basis) compared with the third quarter of 2023.
•Latin America revenue was $33 million, an increase of 7 percent (13 percent on a constant currency basis) compared with the third quarter of 2023.
•United Kingdom revenue was $58 million, an increase of 6 percent (4 percent on a constant currency basis) compared with the third quarter of 2023.
•Africa revenue was $17 million, an increase of 12 percent (10 percent on a constant currency basis) compared with the third quarter of 2023.
•India revenue was $68 million, an increase of 21 percent (23 percent on a constant currency basis) compared with the third quarter of 2023.
•Asia Pacific revenue was $26 million, an increase of 11 percent (11 percent on a constant currency basis) compared with the third quarter of 2023.
Adjusted EBITDA was $110 million, an increase of 14 percent (15 percent on a constant currency basis) compared with the third quarter of 2023.
Liquidity and Capital Resources
Cash and cash equivalents was $643 million at September 30, 2024 and $476 million at December 31, 2023.
For the nine months ended September 30, 2024, cash provided by operating activities was $579 million, compared with $444 million in 2023. The increase in cash provided by operating activities was primarily due to improved operating performance, partially offset by employee separation payments and a penalty paid for the early termination of a facility lease, both of which were in connection with our operating model optimization program. For the nine months ended September 30, 2024, cash used in investing activities was $195 million, compared with $231 million in 2023. The decrease in cash used in investing activities was due primarily to prior year investments in non-consolidated affiliates and lower capital expenditures. For the nine months ended September 30, 2024, capital expenditures were $199 million, compared with $213 million in 2023. Capital expenditures as a percent of revenue represented 6% and 7% for the nine months ended September 30, 2024 and 2023, respectively. For the nine months ended September 30, 2024, cash used in financing activities was $220 million, compared with $375 million in 2023. The decrease in cash used in financing activities was primarily due to a decrease in debt prepayments.
Fourth Quarter and Full Year 2024 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions, interest rates and inflation. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Revenue, as reported	$1,014	$1,034	$4,161	$4,181
Revenue growth[1]:
As reported	6%	8%	9%	9%
Constant currency[1,2]	6%	8%	8%	9%
Organic constant currency[1,3]	6%	8%	8%	9%

Net income attributable to TransUnion	$65	$77	$284	$295
Net income attributable to TransUnion growth	n/m	n/m	238%	243%
Net income attributable to TransUnion margin	6.4%	7.4%	6.8%	7.1%

Diluted Earnings per Share	$0.34	$0.39	$1.45	$1.51
Diluted Earnings per Share growth	n/m	n/m	237%	243%

Adjusted EBITDA, as reported[5]	$360	$375	$1,488	$1,503
Adjusted EBITDA growth, as reported[4]	10%	15%	11%	12%
Adjusted EBITDA margin	35.5%	36.2%	35.8%	36.0%

Adjusted Diluted Earnings per Share[5]	$0.92	$0.98	$3.87	$3.93
Adjusted Diluted Earnings per Share growth	14%	21%	15%	17%
1.Additional revenue growth assumptions:
a.The impact of changing exchange rates is expected to have an insignificant impact for Q4 2024 and FY 2024.
b.There is no impact from recent acquisitions for Q4 2024 and FY 2024.
c.The impact of mortgage is expected to be approximately 5 points of benefit for Q4 2024 and approximately 4 points of benefit for FY 2024.
2.Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
3.Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions. There is no impact from recent business acquisitions in Q4 2024 and FY 2024.
4.Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an insignificant impact for Q4 2024 and FY 2024.
5.For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 7 of this Earnings Release.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion (NYSE: TRU)
TransUnion is a global information and insights company with over 13,000 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world.
http://www.transunion.com/business
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in the forward-looking statements, or that could materially affect our financial results or such forward-looking statements include:
•macroeconomic effects and changes in market conditions, including the impact of inflation, risk of recession, and industry trends and adverse developments in the debt, consumer credit and financial services markets, including the impact on the carrying value of our assets in all of the markets where we operate;
•our ability to provide competitive services and prices;
•our ability to retain or renew existing agreements with large or long-term customers;
•our ability to maintain the security and integrity of our data;
•our ability to deliver services timely without interruption;
•our ability to maintain our access to data sources;
•government regulation and changes in the regulatory environment;
•litigation or regulatory proceedings;
•our ability to effectively manage our costs;
•our efforts to execute our transformation plan and achieve the anticipated benefits and savings;
•our ability to remediate existing material weakness in our internal control over financial reporting and maintain effective internal control over financial reporting and disclosure controls and procedures;
•economic and political stability in the United States and international markets where we operate;
•our ability to effectively develop and maintain strategic alliances and joint ventures;
•our ability to timely develop new services and the market’s willingness to adopt our new services;

•our ability to manage and expand our operations and keep up with rapidly changing technologies;
•our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions;
•our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property;
•our ability to defend our intellectual property from infringement claims by third parties;
•geopolitical conditions and other risks associated with our international operations;
•the ability of our outside service providers and key vendors to fulfill their obligations to us;
•further consolidation in our end-customer markets;
•the increased availability of free or inexpensive consumer information;
•losses against which we do not insure;
•our ability to make timely payments of principal and interest on our indebtedness;
•our ability to satisfy covenants in the agreements governing our indebtedness;
•our ability to maintain our liquidity;
•share repurchase plans; and
•our reliance on key management personnel.
There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties.
The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$643.2	$476.2
Trade accounts receivable, net of allowance of $18.2 and $16.4	798.4	723.0
Other current assets	228.2	275.9
Total current assets	1,669.8	1,475.1
Property, plant and equipment, net of accumulated depreciation and amortization of $858.3 and $804.4	181.5	199.3
Goodwill	5,184.5	5,176.0
Other intangibles, net of accumulated amortization of $3,055.8 and $2,719.8	3,356.9	3,515.3
Other assets	661.1	739.4
Total assets	$11,053.8	$11,105.1
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$319.4	$251.3
Short-term debt and current portion of long-term debt	66.5	89.6
Other current liabilities	609.8	661.8
Total current liabilities	995.7	1,002.7
Long-term debt	5,134.9	5,250.8
Deferred taxes	481.8	592.9
Other liabilities	120.2	153.2
Total liabilities	6,732.6	6,999.6
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at September 30, 2024 and December 31, 2023, 201.4 million and 200.0 million shares issued at September 30, 2024 and December 31, 2023, respectively, and 194.9 million and 193.8 million shares outstanding as of September 30, 2024 and December 31, 2023, respectively	2.0	2.0
Additional paid-in capital	2,524.3	2,412.9
Treasury stock at cost, 6.6 million and 6.2 million shares at September 30, 2024 and December 31, 2023, respectively	(333.0)	(302.9)
Retained earnings	2,312.6	2,157.1
Accumulated other comprehensive loss	(289.5)	(260.9)
Total TransUnion stockholders’ equity	4,216.4	4,008.2
Noncontrolling interests	104.8	97.3
Total stockholders’ equity	4,321.2	4,105.5
Total liabilities and stockholders’ equity	$11,053.8	$11,105.1

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,085.0	$968.7	$3,147.0	$2,876.9
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	448.7	368.8	1,261.7	1,136.8
Selling, general and administrative	305.7	290.8	922.1	867.7
Depreciation and amortization	133.6	131.3	400.5	391.1
Goodwill impairment	—	414.0	—	414.0
Restructuring	40.5	—	66.8	—
Total operating expenses	928.6	1,205.0	2,651.0	2,809.6
Operating income (loss)	156.4	(236.3)	495.9	67.3
Non-operating income and (expense)
Interest expense	(66.6)	(72.7)	(203.2)	(217.2)
Interest income	7.8	5.0	19.9	15.1
Earnings from equity method investments	4.7	3.7	14.0	11.7
Other (expense) and income, net	(5.4)	8.7	(26.2)	(16.3)
Total non-operating income and (expense)	(59.6)	(55.4)	(195.4)	(206.8)
Income (loss) from continuing operations before income taxes	96.8	(291.7)	300.5	(139.5)
Provision for income taxes	(24.9)	(22.2)	(68.9)	(60.1)
Income (loss) from continuing operations	71.9	(313.9)	231.6	(199.6)
Discontinued operations, net of tax	—	(0.5)	—	(0.7)
Net income (loss)	71.9	(314.4)	231.6	(200.3)
Less: net income attributable to the noncontrolling interests	(3.9)	(4.3)	(13.4)	(11.9)
Net income (loss) attributable to TransUnion	$68.0	$(318.8)	$218.2	$(212.2)

Basic earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.35	$(1.65)	$1.12	$(1.09)
Discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to TransUnion	$0.35	$(1.65)	$1.12	$(1.10)
Diluted earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.09)
Discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.10)
Weighted-average shares outstanding:
Basic	194.6	193.4	194.3	193.3
Diluted	197.0	193.4	196.3	193.3
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$231.6	$(200.3)
Less: Discontinued operations, net of tax	—	0.7
Income (loss) from continuing operations	231.6	(199.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	400.5	391.1
Goodwill impairment	—	414.0
Loss on repayment of loans	2.6	3.0
Deferred taxes	(94.1)	(101.3)
Stock-based compensation	85.6	72.9
Loss on early termination of lease	40.5	—
Other	17.9	13.1
Changes in assets and liabilities:
Trade accounts receivable	(88.9)	(104.2)
Other current and long-term assets	31.4	(42.4)
Trade accounts payable	44.2	16.9
Other current and long-term liabilities	(92.8)	(19.7)
Cash provided by operating activities of continuing operations	578.5	443.8
Cash used in operating activities of discontinued operations	—	(0.2)
Cash provided by operating activities	578.5	443.6
Cash flows from investing activities:
Capital expenditures	(198.7)	(213.2)
Proceeds from sale/maturities of other investments	—	63.9
Purchases of other investments	—	(43.7)
Investments in nonconsolidated affiliates	(5.9)	(36.9)
Proceeds from the sale of investments in nonconsolidated affiliates	3.8	—
Payment related to disposal of discontinued operations	—	(0.5)
Other	5.7	(0.1)
Cash used in investing activities	(195.1)	(230.5)
Cash flows from financing activities:
Proceeds from term loans	934.9	—
Repayments of term loans	(927.9)	—
Repayments of debt	(141.0)	(310.9)
Debt financing fees	(13.5)	—
Proceeds from issuance of common stock and exercise of stock options	24.5	23.1
Dividends to shareholders	(61.7)	(61.4)
Employee taxes paid on restricted stock units recorded as treasury stock	(30.1)	(17.6)
Distributions to noncontrolling interests	(4.7)	(8.5)
Cash used in financing activities	(219.5)	(375.3)
Effect of exchange rate changes on cash and cash equivalents	3.1	(2.2)
Net change in cash and cash equivalents	167.0	(164.4)
Cash and cash equivalents, beginning of period	476.2	585.3
Cash and cash equivalents, end of period	$643.2	$420.9

As a result of displaying amounts in millions, rounding differences may exist in the table above.
TRANSUNION AND SUBSIDIARIES
Non-GAAP Financial Measures
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes, Adjusted Effective Tax Rate and Leverage Ratio for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income attributable to the Company, diluted earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are presented in the tables below.
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. These are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours.
Our board of directors and executive management team use Adjusted EBITDA as an incentive compensation measure for most eligible employees and Adjusted Diluted Earnings per Share as an incentive compensation measure for certain of our senior executives.
Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to our Leverage Ratio which is partially based on Adjusted EBITDA. Investors also use our Leverage Ratio to assess our ability to service our debt and make other capital allocation decisions.
Consolidated Adjusted EBITDA

Management has excluded the following items from net income attributable to TransUnion in order to calculate Adjusted EBITDA for the periods presented:

•Discontinued operations, net of tax, as reported on our Consolidated Statements of Operations. We exclude discontinued operations, net of tax because we believe it does not reflect the underlying and ongoing performance of our business operations.
•Net interest expense is the sum of interest expense and interest income as reported on our Consolidated Statements of Operations.
•Provision for income taxes, as reported on our Consolidated Statements of Operations.
•Depreciation and amortization, as reported on our Consolidated Statements of Operations.
•Stock-based compensation is used as an incentive to engage and retain our employees. It is predominantly a non-cash expense. We exclude stock-based compensation because it may not correlate to the underlying performance of our business operations during the period since it is measured at the grant date fair value and it is subject to variability as a result of performance conditions and timing of grants. These expenses are reported within cost of services and selling, general and administrative on our Consolidated Statements of Operations.
•Operating model optimization program represents employee separation costs, facility lease exit costs, and other business process optimization expenses incurred in connection with the transformation plan discussed further in “Results of Operations - Factors Affecting Our Results of Operations” in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business. Further, these costs will vary and may not be comparable during the transformation initiative as we progress toward an optimized operating model. These costs are reported primarily in restructuring and selling, general and administrative on our Consolidated Statements of Operations.
•Accelerated technology investment includes Project Rise and the final phase of our technology investment announced in November 2023. Project Rise was announced in February 2020 and was originally expected to be completed in 2022. Following our acquisition of Neustar in December 2021, we recognized the opportunity to take advantage of Neustar’s capabilities to enhance and complement our cloud-based technology already under development as part of Project Rise. As a result, we extended Project Rise’s timeline to 2024 and increased the total estimated cost to approximately $240 million. In November 2023, we announced our plans to further leverage Neustar’s technology to standardize and streamline our product delivery platforms and to build a single global platform for fulfillment of our product lines. The additional investment is expected to be approximately $90 million during 2024 and 2025 and represents the final phase of the technology investment in our global technology infrastructure and core customer applications. We expect that the accelerated technology investment will fundamentally transform our technology infrastructure by implementing a global cloud-based approach to streamline product development, increase the efficiency of ongoing operations and maintenance and enable a continuous improvement approach to avoid the need for another major technology overhaul in the foreseeable future. The unique effort to build a secure, reliable and performant hybrid cloud infrastructure requires us to dedicate separate resources in order to develop the new cloud-based infrastructure in parallel with our current on-premise environment by maintaining our existing technology team to ensure no disruptions to our customers. The costs associated with the accelerated technology investment are incremental and redundant costs that will not recur after the program has been completed and are not representative of our underlying operating performance. Therefore, we believe that excluding these costs from our non-GAAP measures provides a better reflection of our ongoing cost structure. These costs are primarily reported in cost of services and therefore do not include amounts that are capitalized as internally developed software.
•Mergers and acquisitions, divestitures and business optimization expenses are non-recurring expenses associated with specific transactions (exploratory or executed) and consist of (i) transaction and integration costs, (ii) post-acquisition adjustments to contingent consideration or to assets and liabilities that occurred after the acquisition measurement period, (iii) fair value and impairment adjustments related to investments and call and put options, (iv) transition services agreement income, and (v) a loss on disposal of a business. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These expenses are reported in costs of services, selling, general and administrative and other income and (expenses), net, on our Consolidated Statements of Operations.
•Net other adjustments principally relate to: (i) deferred loan fee expense from debt prepayments and refinancing, (ii) currency remeasurement on foreign operations, (iii) other debt financing expenses consisting primarily of revolving credit facility deferred financing fee amortization and commitment fees and expenses associated with ratings agencies and interest rate hedging, (iv) legal and regulatory expenses, net, and (v) other non-operating (income) expense. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business and create variability between periods based on the nature and timing of the expense or income. These costs are reported in selling, general and administrative and in non-operating income and expense, net as applicable based on their nature on our Consolidated Statements of Operations.

Consolidated Adjusted EBITDA Margin

Management defines Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by total revenue as reported.

Adjusted Net Income

Management has excluded the following items from net income attributable to TransUnion in order to calculate Adjusted Net Income for the periods presented:

•Discontinued operations, net of tax (see Consolidated Adjusted EBITDA above).
•Amortization of certain intangible assets presents non-cash amortization expenses related to assets that arose from our 2012 change in control transaction and business combinations occurring after our 2012 change in control. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary dependent upon the timing of the transactions that give rise to these assets. Amortization of intangible assets is included in depreciation and amortization on our Consolidated Statements of Operations.
•Stock-based compensation (see Consolidated Adjusted EBITDA above).
•Operating model optimization program (see Consolidated Adjusted EBITDA above).
•Accelerated technology investment (see Consolidated Adjusted EBITDA above).
•Mergers and acquisitions, divestiture and business optimization (see Consolidated Adjusted EBITDA above).
•Net other is consistent with the definition in Consolidated Adjusted EBITDA above except that other debt financing expenses and certain other miscellaneous income and expense that are included in the adjustment to calculate Adjusted EBITDA are excluded in the adjustment made to calculate Adjusted Net Income.
•Total adjustments for income taxes relates to the cumulative adjustments discussed below for Adjusted Provision for Income Taxes. This adjustment is made for the reasons indicated in Adjusted Provision for Income Taxes below. Adjustments related to the provision for income taxes are included in the line item by this name on our consolidated statement of operations.

Adjusted Diluted Earnings Per Share

Management defines Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding.

Adjusted Provision for Income Taxes

Management has excluded the following items from our provision for income taxes for the periods presented:
•Tax effect of above adjustments represents the income tax effect of the adjustments related to Adjusted Net Income described above. The tax rate applied to each adjustment is based on the nature of each line item. We include the tax effect of the adjustments made to Adjusted Net Income to provide a comprehensive view of our adjusted net income.
•Excess tax expense (benefit) for stock-based compensation is the permanent difference between expenses recognized for book purposes and expenses recognized for tax purposes, in each case related to stock-based compensation expense. We exclude this amount from the Adjusted Provision for Income Taxes in order to be consistent with the exclusion of stock-based compensation from the calculation of Adjusted Net Income.
•Other principally relates to (i) deferred tax adjustments, including rate changes, (ii) infrequent or unusual valuation allowance adjustments, (iii) return to provision, tax authority audit adjustments, and reserves related to prior periods, and (iv) other non-recurring items. We exclude these items because they create variability that impacts comparability between periods.

Adjusted Effective Tax Rate

Management defines Adjusted Effective Tax Rate as Adjusted Provision for Income Taxes divided by Adjusted income from continuing operations before income taxes. We calculate adjusted income from continuing operations before income taxes by excluding the pre-tax adjustments in the calculation of Adjusted Net Income discussed above and noncontrolling interest related to these pre-tax adjustments from income from continuing operations before income taxes.

Leverage Ratio
Management defines Leverage Ratio as net debt divided by Consolidated Adjusted EBITDA for the most recent twelve-month period including twelve months of Adjusted EBITDA from significant acquisitions. Since the Leverage Ratio is calculated on a trailing twelve month basis, prior period goodwill impairment is excluded as this expense may not directly correlate to the underlying performance of our business operations during that period and may vary significantly between periods. Net debt is defined as total debt less cash and cash equivalents as reported on the balance sheet as of the end of the period.
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
Free cash flow is defined as cash provided by operating activities less capital expenditures and is a measure we may refer to.
Refer to Schedules 1 through 7 for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, and Organic CC
(Unaudited)

	For the Three Months Ended September 30, 2024 compared with the Three Months Ended September 30, 2023			For the Nine Months Ended September 30, 2024 compared with the Nine Months Ended September 30, 2023
	Reported	CC Growth[1]	Organic CC Growth[2]	Reported	CC Growth[1]	Organic CC Growth[2]
Revenue:
Consolidated	12.0%	12.2%	12.2%	9.4%	9.4%	9.4%
U.S. Markets	12.5%	12.5%	12.5%	8.4%	8.4%	8.4%
Financial Services	17.1%	17.1%	17.1%	13.5%	13.5%	13.5%
Emerging Verticals	3.3%	3.3%	3.3%	4.0%	4.0%	4.0%
Consumer Interactive	21.4%	21.3%	21.3%	6.0%	6.0%	6.0%
International	11.3%	12.1%	12.1%	13.4%	13.5%	13.5%
Canada	6.8%	8.6%	8.6%	11.5%	12.7%	12.7%
Latin America	7.2%	12.7%	12.7%	11.8%	10.9%	10.9%
United Kingdom	6.0%	3.7%	3.7%	4.9%	2.5%	2.5%
Africa	12.3%	9.5%	9.5%	8.3%	10.4%	10.4%
India	21.5%	23.1%	23.1%	25.4%	27.0%	27.0%
Asia Pacific	11.1%	11.5%	11.5%	13.6%	14.2%	14.2%

Adjusted EBITDA:
Consolidated	10.5%	10.9%	10.9%	10.9%	11.0%	11.0%
U.S. Markets	9.0%	9.0%	9.0%	8.2%	8.2%	8.2%
International	13.9%	15.3%	15.3%	17.4%	17.9%	17.9%

1.Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
2.We have no inorganic revenue or Adjusted EBITDA for the periods presented. Organic CC growth rate is the CC growth rate less the inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin (Unaudited)
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
U.S. Markets gross revenue
Financial Services	$367.2	$313.7	$1,077.6	$949.6
Emerging Verticals	307.2	297.3	913.1	877.9
Consumer Interactive	173.7	143.1	455.1	429.4
U.S. Markets gross revenue	$848.1	$754.0	$2,445.9	$2,256.9

International gross revenue
Canada	$39.4	$36.9	$115.9	$103.9
Latin America	33.5	31.2	100.9	90.2
United Kingdom	57.8	54.5	168.6	160.7
Africa	17.1	15.2	48.0	44.3
India	68.2	56.1	202.8	161.8
Asia Pacific	25.6	23.1	77.1	67.9
International gross revenue	$241.6	$217.1	$713.3	$628.9

Total gross revenue	$1,089.6	$971.2	$3,159.2	$2,885.8

Intersegment revenue eliminations
U.S. Markets	$(2.8)	$(1.0)	$(7.4)	$(4.6)
International	(1.9)	(1.5)	(4.8)	(4.3)
Total intersegment revenue eliminations	$(4.7)	$(2.5)	$(12.3)	$(8.9)

Total revenue as reported	$1,085.0	$968.7	$3,147.0	$2,876.9

Adjusted EBITDA:
U.S. Markets	$319.9	$293.7	$920.9	$850.9
International	110.5	97.0	318.1	271.0
Corporate	(36.7)	(34.5)	(110.6)	(104.3)
Adjusted EBITDA Margin:[1]
U.S. Markets	37.7%	38.9%	37.6%	37.7%
International	45.7%	44.7%	44.6%	43.1%
1.Segment Adjusted EBITDA Margins are calculated using segment gross revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA Margin is calculated using total revenue as reported and consolidated Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Net income (loss) attributable to TransUnion to consolidated Adjusted EBITDA:
Net income (loss) attributable to TransUnion	$68.0	$(318.8)	$218.2	$(212.2)
Discontinued operations, net of tax	—	0.5	—	0.7
Income (loss) from continuing operations attributable to TransUnion	$68.0	$(318.3)	$218.2	$(211.5)
Net interest expense	58.9	67.8	183.3	202.1
Provision for income taxes	24.9	22.2	68.9	60.1
Depreciation and amortization	133.6	131.3	400.5	391.1
EBITDA	$285.4	$(97.0)	$870.8	$441.8
Adjustments to EBITDA:
Stock-based compensation	33.8	27.0	85.7	73.3
Goodwill impairment[1]	—	414.0	—	414.0
Mergers and acquisitions, divestitures and business optimization[2]	7.3	(6.0)	17.1	24.5
Accelerated technology investment[3]	21.8	16.3	58.6	53.5
Operating model optimization program[4]	47.3	—	86.4	—
Net other[5]	(2.0)	1.8	9.7	10.6
Total adjustments to EBITDA	$108.3	$453.1	$257.5	$575.8
Consolidated Adjusted EBITDA	$393.7	$356.1	$1,128.4	$1,017.6

Net income (loss) attributable to TransUnion margin	6.3%	(32.9)%	6.9%	(7.4)%
Consolidated Adjusted EBITDA margin[5]	36.3%	36.8%	35.9%	35.4%
As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
1.During the three and nine months ended September 30, 2023, we recorded a goodwill impairment of $414.0 million related to our United Kingdom reporting unit in our International segment.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Transaction and integration costs	$3.6	$5.8	$7.0	$21.0
Fair value and impairment adjustments	—	(10.7)	0.8	0.8
Post-acquisition adjustments	3.7	—	9.4	5.1
Transition services agreement income	—	(1.1)	—	(2.4)
Total mergers and acquisitions, divestitures and business optimization	$7.3	$(6.0)	$17.1	$24.5
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities, which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform, including the redundant software costs during the migration period, as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Foundational Capabilities	$9.9	$8.0	$25.0	$27.7
Migration Management	11.0	7.2	29.9	21.9
Program Enablement	0.9	1.1	3.8	3.9
Total accelerated technology investment	$21.8	$16.3	$58.6	$53.5

4.Operating model optimization consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Employee separation	$—	$—	$24.7	$—
Facility exit	40.5	—	42.1	—
Business process optimization	6.8	—	19.6	—
Total operating model optimization	$47.3	$—	$86.4	$—
5.Net other consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Deferred loan fee expense from debt prepayments and refinancing	$0.1	$1.0	$9.2	$3.1
Other debt financing expenses	0.5	0.3	1.6	1.5
Currency remeasurement on foreign operations	(1.7)	0.8	(0.4)	6.5
Other non-operating (income) expense	(0.8)	(0.3)	(0.7)	(0.5)
Total other adjustments	$(2.0)	$1.8	$9.7	$10.6
6.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income (loss) from continuing operations attributable to TransUnion	$68.0	$(318.3)	$218.2	$(211.5)
Discontinued operations, net of tax	—	(0.5)	—	(0.7)
Net income (loss) attributable to TransUnion	$68.0	$(318.8)	$218.2	$(212.2)

Weighted-average shares outstanding:
Basic	194.6	193.4	194.3	193.3
Diluted	197.0	193.4	196.3	193.3

Basic earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.35	$(1.65)	$1.12	$(1.09)
Discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to TransUnion	$0.35	$(1.65)	$1.12	$(1.10)
Diluted earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.09)
Discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.10)

Reconciliation of Net income (loss) attributable to TransUnion to Adjusted Net Income:
Net income (loss) attributable to TransUnion	$68.0	$(318.8)	$218.2	$(212.2)
Discontinued operations, net of tax	—	0.5	—	0.7
Income (loss) from continuing operations attributable to TransUnion	$68.0	$(318.3)	$218.2	$(211.5)
Adjustments before income tax items:
Amortization of certain intangible assets[1]	71.5	72.1	214.9	221.2
Stock-based compensation	33.8	27.0	85.7	73.3
Goodwill impairment[2]	—	414.0	—	414.0
Mergers and acquisitions, divestitures and business optimization[2]	7.3	(6.0)	17.1	24.5
Accelerated technology investment[3]	21.8	16.3	58.6	53.5
Operating model optimization program[4]	47.3	—	86.4	—
Net other[5]	(2.1)	1.8	8.6	9.6
Total adjustments before income tax items	$179.6	$525.2	$471.3	$796.0
Total adjustments for income taxes[6]	(43.1)	(29.5)	(112.9)	(85.2)
Adjusted Net Income	$204.5	$177.4	$576.6	$499.3

Weighted-average shares outstanding:
Basic	194.6	193.4	194.3	193.3
Diluted	197.0	194.6	196.3	194.8

Adjusted Earnings per Share:
Basic	$1.05	$0.92	$2.97	$2.58
Diluted	$1.04	$0.91	$2.94	$2.56

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Diluted earnings (loss) per share from Net income (loss) attributable to TransUnion to Adjusted Diluted Earnings per Share:
Diluted earnings (loss) per common share from:
Net income (loss) attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.10)
Discontinued operations, net of tax	—	—	—	—
Income (loss) from continuing operations attributable to TransUnion	$0.35	$(1.65)	$1.11	$(1.09)
Adjustments before income tax items:
Amortization of certain intangible assets[1]	0.36	0.37	1.09	1.14
Stock-based compensation	0.17	0.14	0.44	0.38
Goodwill impairment[2]	—	2.13	—	2.13
Mergers and acquisitions, divestitures and business optimization[3]	0.04	(0.03)	0.09	0.13
Accelerated technology investment[4]	0.11	0.08	0.30	0.27
Operating model optimization program[5]	0.24	—	0.44	—
Net other[6]	(0.01)	0.01	0.04	0.05
Total adjustments before income tax items	$0.91	$2.70	$2.40	$4.09
Total adjustments for income taxes[7]	(0.22)	(0.15)	(0.57)	(0.44)
Adjusted Diluted Earnings per Share	$1.04	$0.91	$2.94	$2.56
Each component of earnings per share is calculated independently, therefore, rounding differences exist in the table above.

1.Consists of amortization of intangible assets from our 2012 change-in-control transaction and amortization of intangible assets established in business acquisitions after our 2012 change-in-control transaction.
2.During the three and nine months ended September 30, 2023, we recorded a goodwill impairment of $414.0 million related to our United Kingdom reporting unit in our International segment.
3.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Transaction and integration costs	$3.6	$5.8	$7.0	$21.0
Fair value and impairment adjustments	—	(10.7)	0.8	0.8
Post-acquisition adjustments	3.7	—	9.4	5.1
Transition services agreement income	—	(1.1)	—	(2.4)
Total mergers and acquisitions, divestitures and business optimization	$7.3	$(6.0)	$17.1	$24.5
4.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform, including the redundant software costs during the migration period, as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Foundational Capabilities	$9.9	$8.0	$25.0	$27.7
Migration Management	11.0	7.2	29.9	21.9
Program Enablement	0.9	1.1	3.8	3.9
Total accelerated technology investment	$21.8	$16.3	$58.6	$53.5

5.Operating model optimization consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Employee separation	$—	$—	$24.7	$—
Facility exit	40.5	—	42.1	—
Business process optimization	6.8	—	19.6	—
Total operating model optimization	$47.3	$—	$86.4	$—
6.Net other consisted of the following adjustments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Deferred loan fee expense from debt prepayments and refinancing	$0.1	$1.0	$9.2	$3.1
Currency remeasurement on foreign operations	(1.7)	0.8	(0.4)	6.5
Other non-operating (income) and expense	(0.5)	—	(0.2)	—
Total other adjustments	$(2.1)	$1.8	$8.6	$9.6
7.Total adjustments for income taxes represents the total of adjustments discussed to calculate the Adjusted Provision for Income Taxes.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income (loss) from continuing operations before income taxes	$96.8	$(291.7)	$300.5	$(139.5)
Total adjustments before income tax items from Schedule 3	179.6	525.2	471.3	796.0
Adjusted income (loss) from continuing operations before income taxes	$276.4	$233.5	$771.8	$656.5

Reconciliation of Provision for income taxes to Adjusted Provision for Income Taxes:
Provision for income taxes	(24.9)	(22.2)	(68.9)	(60.1)
Adjustments for income taxes:
Tax effect of above adjustments	(41.8)	(27.9)	(108.5)	(90.1)
Eliminate impact of excess tax (benefit) expense for stock-based compensation	(2.3)	0.7	(1.4)	2.7
Other[1]	0.9	(2.2)	(3.0)	2.2
Total adjustments for income taxes	$(43.1)	$(29.5)	$(112.9)	$(85.2)
Adjusted Provision for Income Taxes	$(68.0)	$(51.7)	$(181.8)	$(145.3)

Effective tax rate	25.7%	(7.6)%	22.9%	(43.1)%
Adjusted Effective Tax Rate	24.6%	22.2%	23.6%	22.1%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Other adjustments for income taxes include:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Deferred tax adjustments	$3.8	$(0.2)	$(1.4)	$0.6
Valuation allowance adjustments	(2.3)	(1.9)	(2.1)	(0.8)
Return to provision, audit adjustments, and reserves related to prior periods	(1.2)	1.4	1.2	2.6
Other adjustments	0.7	(1.6)	(0.7)	(0.3)
Total other adjustments	$0.9	$(2.2)	$(3.0)	$2.2

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Leverage Ratio (Unaudited)
(dollars in millions)

Trailing Twelve Months Ended September 30, 2024
Reconciliation of Net income attributable to TransUnion to Consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$224.2
Net interest expense	248.6
Provision for income taxes	53.6
Depreciation and amortization	533.8
EBITDA	$1,060.2
Adjustments to EBITDA:
Stock-based compensation	$113.0
Mergers and acquisitions, divestitures and business optimization[1]	27.2
Accelerated technology investment[2]	75.6
Operating model optimization program[3]	164.0
Net other[4]	14.4
Total adjustments to EBITDA	$394.3
Leverage Ratio Adjusted EBITDA	$1,454.5

Total debt	$5,201.4
Less: Cash and cash equivalents	643.2
Net Debt	$4,558.2

Ratio of Net Debt to Net income attributable to TransUnion	20.3
Leverage Ratio	3.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

Trailing Twelve Months Ended September 30, 2024
Transaction and integration costs	$16.9
Fair value and impairment adjustments	10.3
Post-acquisition adjustments	0.1
Transition services agreement income	(0.1)
Total mergers and acquisitions, divestitures and business optimization	$27.2
2.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform including the redundant software costs during the migration period, as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

Trailing Twelve Months Ended September 30, 2024
Foundational Capabilities	$33.0
Migration Management	37.5
Program Enablement	5.1
Total accelerated technology investment	$75.6
3.Operating model optimization consisted of the following adjustments:

Trailing Twelve Months Ended September 30, 2024
Employee separation	$96.6
Facility exit	45.5
Business process optimization	21.9
Total operating model optimization	$164.0
4.Net other consisted of the following adjustments:

Trailing Twelve Months Ended September 30, 2024
Deferred loan fee expense from debt prepayments and refinancings	$15.4
Other debt financing expenses	2.3
Currency remeasurement on foreign operations	(2.2)
Other non-operating (income) and expense	(1.2)
Total other adjustments	$14.4

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

U.S. Markets	$99.3	$99.3	$299.4	$292.3
International	33.4	31.0	98.1	95.5
Corporate	1.0	1.1	3.0	3.3
Total depreciation and amortization	$133.6	$131.3	$400.5	$391.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Guidance reconciliation of Net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$65	$77	$284	$295
Interest, taxes and depreciation and amortization	216	219	868	872
EBITDA	$281	$296	$1,152	$1,167
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments[1]	79	79	336	336
Adjusted EBITDA	$360	$375	$1,488	$1,503

Net income attributable to TransUnion margin	6.4%	7.4%	6.8%	7.1%
Consolidated Adjusted EBITDA margin[2]	35.5%	36.2%	35.8%	36.0%

Guidance reconciliation of Diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.34	$0.39	$1.45	$1.51
Adjustments to diluted earnings per share[1]	0.58	0.58	2.42	2.42
Adjusted Diluted Earnings per Share	$0.92	$0.98	$3.87	$3.93
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.
2.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.